Exhibit 1.1

EXECUTION COPY

Emergency Medical Services Corporation

Common Stock

Underwriting Agreement

November 19, 2009

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

As Representatives of the Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Emergency Medical Services Corporation, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,000,000 shares (the “Firm Shares”) of class A common stock, par value $0.01 per share (the “Common Stock”) of the Company and, at the election of the Underwriters, up to an aggregate of 1,200,000 additional shares of Common Stock (the “Optional Shares”) of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1.         (a)  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)          An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No 333-163153) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have become effective pursuant to Rule 462(e) under the Act in such form; no other document with respect to the Initial Registration

Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) together with the information set forth on Schedule III(c) hereto, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein;

(iii)        For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein;

(iv)        The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and as of such dates, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)         The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the

Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein;

(vi)        (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof;

(vii)       Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the capital stock or long term debt of the Company or any of its subsidiaries, or (y) any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii)      The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or incurable disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation except where the failure to be in good standing would not result in a Material Adverse Change;

(x)          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Prospectus and Prospectus; the Shares when delivered at each Time of Delivery will be validly issued, fully paid and non-assessable, and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Pricing Prospectus and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(xi)         The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not (a) reasonably be expected to result in a Material

Adverse Change and (b) interfere, prohibit or otherwise affect the consummation of the transactions contemplated herein including, without limitation, the transfer of any Shares to or by the Underwriters in any manner, or (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except such consents, approvals, authorizations, registrations or qualifications as have been obtained or made under the Act prior to the date hereof or that will have been obtained prior to the First Time of Delivery, such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and such as the failure to obtain or make would not (a) reasonably be expected to result in a Material Adverse Change and (b) interfere, prohibit or otherwise affect the consummation of the transactions contemplated herein including the transfer of any Shares to or by the Underwriters;

(xii)        Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Change; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities.  Other than as set forth in the Pricing Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries that would reasonably be expected to result in a Material Adverse Change exists or, to the best of the Company’s knowledge, is such a labor dispute threatened or imminent.

(xiii)       Neither the Company nor any of its subsidiaries is in violation of (x) its Certificate of Incorporation or By-laws or (y) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (y) as could not reasonably be expected to result in a Material Adverse Change;

(xiv)      The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income Tax Consequences to Holders of Class A Common Stock”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;

(xv)       The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi)      At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xvii)     Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company maintains effective internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act, and is not aware of any material weaknesses in its internal control over financial reporting;

(xix)             Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)              The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are believed by the Company’s management to be effective;

(xxi)             The Company has not distributed and will not distribute, prior to the later of the last Time of Delivery (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Pricing Prospectus, the Prospectus or the Registration Statement;

(xxii)            This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii)           There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution, delivery and performance of this Agreement;

(xxiv)           There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Shares included in the Registration Statement, and other than any such rights as have been duly waived;

(xxv)            The financial statements and the related notes thereto of the Company and its combined or consolidated subsidiaries, as applicable, filed with the Commission as a part of the Registration Statement and included in the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated or combined financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply in all material respects as to form with the applicable accounting requirements of the Securities Act, and have been prepared in conformity with generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated otherwise in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.  The financial data set forth in each of the Pricing Prospectus and the Prospectus under the captions “Offering Summary —Summary Financial Information” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The unaudited consolidated historical financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Offering Summary — Summary Financial Information” and elsewhere in each of the Pricing Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the information contained therein and have been properly presented in all material respects on the bases described therein;

(xxvi)           Except as otherwise disclosed in each of the Prospectus and the Pricing Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to possess or own such rights would not reasonably be expected to result in a Material Adverse Change, and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xxvii)          Except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xxviii)         Except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have received timely extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except any such taxes, assessments, fines or penalties currently being contested in good faith and for which they provided adequate reserves, or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(xxiv) above in accordance with GAAP in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined;

(xxix)           Except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus and except as would not reasonably be expected to result in a Material Adverse Change, each of the Company and its subsidiaries are insured by recognized, financially sound institutions or are insured or self insured at prudent and adequate levels with policies in such amounts and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) upon such expiration, to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change;

(xxx)            No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by each of the Pricing Prospectus and the Prospectus;

(xxxi)           The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

(xxxii)          There are no business relationships or related-party transactions among the Company or any of its affiliates, on one hand, and the Company or any director, executive officer or stockholder of the Company or any of its subsidiaries, on the other hand, that is required pursuant to Regulation S-K to be described in the Pricing Prospectus or the Prospectus that have not been described as required;

(xxxiii)         To the knowledge of the Company and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or except as described in the Pricing Prospectus or the Prospectus, (i) neither of the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Company or any of its subsidiaries received any written communication from a governmental authority alleging that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for material investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or within the past three years (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s and its subsidiaries’ knowledge, there are no current actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any its subsidiaries has retained or assumed either contractually or by operation of law;

(xxxiv)         In the ordinary course of its business, the Company conducts a periodic review of its compliance with Environmental Laws, in the course of which they identify and evaluate costs and liabilities associated with such compliance. On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xxxv)          Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”, which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or, solely in the case of an employee benefit plan subject to Title IV, their “ERISA Affiliates” (as defined below) are in compliance with ERISA in all material respects. “ERISA Affiliate” means, with respect to the Company of any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, “Code”, which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or any of its subsidiaries is a member. Except as would not reasonably be expected to result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company and its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Except as would not reasonably be expected to result in a Material Adverse Change, each “employee benefit plan” established or maintained by the Company and its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification;

(xxxvi)         Except as disclosed in each of the Pricing Prospectus and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s and its subsidiaries’ knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s and its subsidiaries’ knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s and its subsidiaries’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

(xxxvii)        Except as disclosed in each of the Pricing Prospectus and the Prospectus and except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, to the Company’s or any of its subsidiaries’ knowledge, neither of the Company nor any of its subsidiaries has violated any federal, state or local health care statutes, rules or regulations, including, but not limited to, the Federal False Claims Act, the Federal Anti-Kickback Statute, the Federal Self-Referral Law, the Health Insurance Portability and Accountability Act of 1996, and any corresponding or similar state laws (collectively, the “Health Care Statutes, Rules and Regulations”). Except as disclosed in each of the Pricing Prospectus and the Prospectus and except for such violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, to the best of the Company’s and its subsidiaries’ knowledge, the Company, its subsidiaries, and any affiliated entity, including without limitation any professional corporation, partnership or association, with which the Company or any of its subsidiaries contracts and through which services are provided (each, an “Affiliated Medical Group” and collectively, the “Affiliated Medical Groups”) has received written notice from any other federal or state agency or authority that they have or are alleged to have acted contrary to any Health Care Statute, Rule or Regulation.  To the best of the Company’s and its subsidiaries’ knowledge and except for such violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company, its subsidiaries and the Affiliated Medical Groups are in material compliance with the laws and regulations pertaining to (i) physician licensure, (ii) the corporate practice of medicine, and (iii) physician fee-splitting in all states in which they operate. To the best of the Company’s knowledge, no Affiliated Medical Group or any individual or business entity with which an Affiliated Medical Group contracts has received notice, written or oral, from representatives of the United States Department of Health and Human Services or any other federal or state agency, relating to the revocation, suspension, termination or modification of any applicable license, certification, accreditation, supplier or provider number, or ability to participate in any federally funded or other health care program. The Company and its subsidiaries are subject to a Compliance Program that has been structured in light of what constitutes an effective compliance program as defined in the United States Sentencing Commission Guidelines;

(xxxviii)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxix)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, or officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign

Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any of its subsidiaries, joint venture partner or other person or entity, for the purpose of knowingly financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(xl)         Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

(b)       Each of the Selling Stockholders (and with respect to Sections 1(b)(xi) and 1(b)(xii) Steven Shulman only) severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, in respect of Steven Shulman, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and, in respect of Steven Shulman, the Power-of-Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)         The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, and, in respect of Steven Shulman, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws, the Partnership Agreement, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)        Such Selling Stockholder has good and valid title to the securities that may be exchanged for and/or converted into the shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims and has duly endorsed such Shares in blank;

(iv)        Immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have good and valid title to class B common stock, par value $0.01 per share, of the Company that is convertible into the shares to be delivered at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims and has duly endorsed such shares in blank;

(v)         Upon the Underwriters taking delivery from such Selling Stockholder of such class B common stock of the Company, such shares of class B common stock will immediately convert into the Shares deliverable at such Time of Delivery with no further action required by the Underwriters, and the Shares will be validly issued, fully paid and non-assessable;

(vi)        Assuming that the Underwriters purchase such Shares without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon sale and delivery of, and payment for, such securities, as provided herein, the Underwriters will own the Shares, free and clear of all liens, encumbrances, equities and claims whatsoever; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vii)       Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to constitute or which has constituted or which would reasonably be expected to result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(viii)      To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix)         Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Disclosure Package; and

(x)          In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(xi)         Certificates in negotiable form representing all of the Shares to be sold by Steven Shulman hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Onex Partners LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the person indicated in Schedule II hereto, as such Selling Stockholder’s attorney-in-fact (the “Attorney in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(xii)        The Shares represented by the certificates held in custody for Steven Shulman under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorney in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorney in Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney in Fact shall have received notice of such death, incapacity, termination, dissolution or other event.

2.  Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $46.1361, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,200,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholders or Attorney-in-Fact, as applicable, otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

3.         Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.         (a)               The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior written notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November 25, 2009 or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. in the written notice given by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Kirkland & Ellis LLP, 153 East 53rd St, New York, New York (the “Closing Location”), all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each

Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)         To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved in writing by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b)         Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, subject itself to taxation or file a general consent to service of process in any jurisdiction;

(c)         If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)         If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible.  References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be;

(e)         The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(f)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(g)         To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h)         During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Initial Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than (i) pursuant to benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and disclosed in the Prospectus, (ii) the Company’s issuance of shares of class A common stock in an amount not to exceed 5% of our outstanding equity interests (including LP exchangeable units) as (a) consideration in connection with acquisitions and (b) as incentive compensation for acquired management, and (iii) the Company’s offer or agreement to issue up to 25,000 shares of Common Stock pursuant to any stock purchase plan approved by the Board of Directors of the Company for employees or independent contractors of the Company, its subsidiaries and/or entities with which such a subsidiary has a management agreement, provided no filings are required to be made under Section 16 of the Exchange Act as a result thereof during the Initial Lock-Up Period, including any extensions thereof hereunder), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.; provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period shall be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. waive, in writing, such extension;

(i)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(j)          To use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

6.             (a)           The Company represents and agrees that, without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. is listed on Schedule III(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. and, if requested by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein.

7.         The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and counsel to the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s) (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares; (vi) the cost of preparing certificates for the Shares; (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (b) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)         Kirkland & Ellis LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)         Kaye Scholer LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit B hereto;

(d)         Foley & Lardner LLP, special healthcare regulatory counsel for the Company, shall have furnished to you their written opinion with respect to healthcare regulatory disclosure in the Prospectus, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to you, to the effect set forth in Exhibit C hereto;

(e)         Kaye Scholer LLP, counsel for each of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit D hereto;

(f)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Exhibit E hereto;

(g)         (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(h)         On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with likely negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)          The Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Exchange;

(k)         The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the persons and entities listed on Schedule IV to the effect set forth on Exhibit A hereto;

(l)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m)        The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

(n)         The Company shall have furnished a Certificate of the Chief Financial Officer of the Company reasonably acceptable to you.

9.         (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing

Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein.

(b)       Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company or any Underwriter by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability under this subsection of any Selling Stockholder shall be limited to the aggregate proceeds, after underwriting commissions and discounts, to such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder.

(c)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) no Selling Stockholder shall be required to contribute an amount in excess of the net proceeds from the offering actually received by such Selling Stockholder or to contribute any amount in respect of losses, claims, damages, or liabilities that it would not be obligated to indemnify under Section 9(b).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)        The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.       (a)  If any Underwriter shall default in its obligation to purchase the Shares, which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if by reason of the failure of the Company or any Selling Stockholder to perform its obligations hereunder or the inaccuracy of the representations and warranties made by the Company or any Selling Stockholder, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with Steven Shulman hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by the Attorney-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if (i) to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department; (ii) (a) to Onex US Principals LP, EMS Executive Investco LLC or Onex Partners LLC shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder to 421 Leader Street, Marion, Ohio 43302; (b) to Onex Partners LP or Onex EMSC Co-Invest LP shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder to 712 Fifth Avenue, 40th Floor, New York, New York 10019; (c) to Steven Shulman shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder to 39 Hazen Drive, Avon, CT 06001, in each case with a copy to Joel Greenberg, Esq., Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022; (iii) to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.       The Company and each of the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Selling Stockholder on other matters) or any other obligation to any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each Selling Stockholder has consulted its respective own legal and financial advisors to the extent it deemed appropriate.  Each of the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Selling Stockholder, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.       The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       Notwithstanding anything herein to the contrary, the Company and each of the Selling Stockholders is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and each of the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders.

Very truly yours,

EMERGENCY MEDICAL SERVICES CORPORATION

By:
Name:	Todd G. Zimmerman
Title:	Executive Vice President,
General Counsel and Secretary

ONEX PARTNERS LLC

By:
Name:	Robert M. Le Blanc
Title:	Director

By:
Name:	Donald F. West
Title:	Director

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its General Partner

By:
Name:	Robert M. Le Blanc
Title:	Representative

By:
Name:	Donald F. West
Title:	Representative

EMS EXECUTIVE INVESTCO LLC

By:
Name:	Robert M. Le Blanc
Title:	Director

By:
Name:	Donald F. West
Title:	Director

ONEX EMSC CO-INVEST LP

By: Onex Partners GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:
Name:	Robert M. Le Blanc
Title:	Managing Director

By:
Name:	Donald F. West
Title:	Vice President

ONEX PARTNERS LP

By: Onex Partners GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:
Name:	Robert M. Le Blanc
Title:	Managing Director

By:
Name:	Donald F. West
Title:	Vice President

ONEX PARTNERS LLC
As Attorney-in-Fact acting on behalf of Steven Shulman

By:
Name:	Robert M. Le Blanc
Title:	Director

By:
Name:	Donald F. West
Title:	Director

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

J.P MORGAN SECURITIES INC.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Stephens Inc.
Oppenheimer & Co. Inc.
Total

I-1

SCHEDULE II

Number of
Optional
Shares to be
	Total Number	Sold if
	of	Maximum
	Firm Shares	Option
The Selling Stockholders(s)	to be Sold	Exercised
Onex Partners LP
Onex Partners LLC
Onex EMSC Co-Invest LP
EMS Executive Investco, LLC
Onex US Principals LP
Steven Shulman (a)
Total

(a)       This Selling Stockholder has appointed Onex Partners LLC as the Attorney-in-Fact for such Selling Stockholder.

II-1

SCHEDULE III

(a)           Issuer Free Writing Prospectuses:  None

(b)           Additional Documents Incorporated by Reference:  None

III-1

Schedule IV

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Goldman, Sachs & Co.,

As Representatives of the Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center, North Tower

New York, New York 10080

Re:	Emergency Medical Services Corporation
Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Emergency Medical Services Corporation, a Delaware corporation (the “Company”), providing for a public offering of the class A common stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Shares (the “Initial Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agrees in writing that such transferred Undersigned’s Shares shall be bound by the restrictions set forth herein, (ii) by way of testate or intestate succession or by operation of law, or to any members of the immediate family of the Undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing that such transferred Undersigned’s Shares shall be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of each of the Representatives on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other entity, it may transfer any or all of the Undersigned’s Shares to any of its stockholders, partners, member or affiliates or any of its or its affiliates’ directors, officers and employees; provided, however, that in any such case, it shall be a condition to the transfer that the transferee agrees in writing that such transferred Undersigned’s Shares shall be bound by the restrictions set forth herein.  The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above or the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever, except as provided in the Investor Equityholders Agreement, dated February 10, 2005, by and among Emergency Medical Services L.P., Onex Partners LP and the equityholders party thereto.  Nothing in this Agreement shall restrict the undersigned from exchanging any of the Undersigned’s Shares for capital stock of the Company.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.  Notwithstanding anything to the contrary herein, the undersigned shall be permitted to establish a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), at any time during the period in which this Lock-Up Agreement is in effect (the “Lock-Up Period”), provided that, prior to the expiration of the Lock-Up Period, (x) the undersigned shall not transfer any of the Undersigned’s Shares under such 10b5-1 Plan and (y) the undersigned shall not make any public announcement with respect to such 10b5-1 Plan.

Notwithstanding the foregoing, if (1) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless each of the Representatives waive, in writing, such extension.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Agreement shall lapse and become null and void if (i) prior to entering into the Underwriting Agreement, the Company or Onex Partners LP notifies the Representative in writing that it does not intend to proceed with the offering of the Shares through the Underwriters, (ii) the Company, the Underwriters and the selling stockholders named therein have not entered into the Underwriting Agreement on or before December 15, 2009, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Date (as defined therein).

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

EXHIBIT B

FORM OF OPINION OF COMPANY COUNSEL

B-1

EXHIBIT C

FORM OF OPINION OF REGULATORY COUNSEL

C-1

EXHIBIT D

FORM OF OPINION OF SELLING STOCKHOLDER COUNSEL

D-1

EXHIBIT E

FORM OF DESCRIPTION OF COMFORT LETTER FROM ERNST & YOUNG LLP

E-1